Exhibit 99(a)
Firstgold Corp., announces changes in Board and appointment of new CEO.

Jan 11, 2008, Cameron Park, CA - Firstgold Corp. (OTCBB: FGOC) announced today the appointment of Stephen Akerfeldt as the new CEO of Firstgold Corp. Mr Akerfeldt will retain his position as company Chairman. Scott Dockter founder of Firstgold will remain as COO of Firstgold. He will step down from the company board of directors and be replaced by mining industry veteran Kevin Bullock.

“We are at an exciting stage in our company’s development and we see this as the ideal time to separate the two executive roles. Scott Dockter has done an incredible job building this company.  We are encouraged about our mining properties at Relief Canyon, where we have almost completed the construction of our processing plant, and the 30,000+ acres of exploration acreage we control in the heart of some of Nevada’s most prolific mining areas.” commented Akerfeldt.

Prior to joining Firstgold Corp board in 2006 Mr. Akerfeldt had previously been Chairman of the Board of Jura Energy Corporation (JEC: TSX), an Oil and Gas exploration company based in Calgary and continues to sit on their board. Mr. Akerfeldt, a Chartered Accountant by training, has had a long and distinguished career including 15 years as a partner with Price Waterhouse Coopers. He has acted and continues to act as a principal in the acquisition, management and resale of a number of large private businesses and has served as Vice Chairman and CFO of Magna International Inc, the most diversified automotive supplier in the world.

“The board felt it was critical that Scott devote his time to getting our plant operational and to growing our company value through the drill bit. My mission as CEO is to ensure our shareholders get maximum benefit out of the assets we have accumulated. To achieve this the board was unanimous in its recommendation that Firstgold needed to expand the management team to ensure we could install the processes and procedures to manage the growth opportunities Scott has been able to bring to the table.”

“As we enter this next stage in our company growth we know we need to communicate our development to our current and future shareholders. To help us in this respect the company has concluded it would be beneficial to open an executive office in Toronto. Toronto is one of the leading mining financial centers in the world and we feel we need to have a significant presence here”, commented Akerfeldt. “In this respect we are also very pleased that Toronto mining veteran Kevin Bullock has agreed to join the board.

Mr Bullock is currently, Founder, President & CEO, Director of Goldcrest Resources (TSXV : GCL) He is a registered Professional Mining Engineer in the province of Ontario and a qualified person under the act. Kevin has had over 20 years experience, at senior levels, in mining exploration, mine development and mine operations.

Mr. Bullock has a wide knowledge base in the mineral industry and has completed several exploration and mining projects, both in North America and abroad, including projects in Mexico, Sweden, and West Africa, where he was Iamgold Corporation Ltd's General Manager. Throughout his career, Kevin has been involved in projects from inception through exploration to development and production and until recently was VP, Operations for Kirkland Lake Gold Ltd. Kevin was instrumental in the reopening of the Macassa Gold Mine in Kirkland Lake, Ontario. “We are very pleased to add Kevin’s expertise to our board and trust his experience will prove invaluable” commented Akerfeldt.

Firstgold currently leases over 30,000 acres of prime exploration property in Nevada. Its principal project is Relief Canyon. The Relief Canyon mine recently had its Plan of Operation reinstated in the state of Nevada and the company is conducting extensive drilling and development analysis on the project. Relief Canyon is located outside Lovelock Nevada on the site of the previously producing Pegasus Gold Mine. Additional information about Firstgold Corp. can be found by visiting its web site at www.firstgoldcorp.com.

Safe Harbor Statement

The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended that involve risks and uncertainties. Although Firstgold Corp. believes that the expectations reflected in such forward-looking statements are reasonable; the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Firstgold Corp. cautions investors that any forward-looking statements made by Firstgold Corp. are not guarantees of future performance and those actual results may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those reflected in forward-looking statements include, but are not limited to, risks and uncertainties regarding the actual mineralization of Firstgold Corp.'s mining properties, the unproven nature of and potential changes to Firstgold Corp.'s business model, the risk that the capital and other resources that Firstgold Corp will need to exploit its business model will not be available, and the risks discussed in Firstgold Corp's Form 10-KSB and in Firstgold Corp.'s 10-QSBs and in Firstgold Corp.'s other filings with the Securities and Exchange Commission.